                                                                    Exhibit 99.3

                                 Smith & Nephew
                        First Choice in Medical Devices

                                Chris O'Donnell
                                Chief Executive

Smith & Nephew - maintaining momentum

 .  Well positioned in sustainable markets
 .  Three main businesses performing strongly
   .  Orthopaedics
   .  Endoscopy
   .  Wound Management
 .  Accelerating sales & profit growth
   .  underlying sales growth up to 13%
   .  ongoing profit growth 19%
 .  15% EPS growth before 4% restructuring dilution
 .  15% sales team expansion contributing to performance
 .  Continued investment in new products


Trading results

                                                   2000              2001
                                                 (pound)m          (pound)m

Group Sales       - ongoing                           835              1013     +21%
                  - divested/discontinued             300                69
                                              -----------       -----------
                                              (pound)1135       (pound)1082
                                              -----------       -----------

Operating profit  - ongoing                           144               171     +19%
                  - divested/discontinued              35                 4
                                              -----------       -----------
                                               (pound)179        (pound)175

                  - Joint Venture                       -                13

Interest                                               (7)              (17)
                                              -----------       -----------
Profit before taxation                         (pound)172        (pound)171
                                              -----------       -----------

Ordinary taxation (FRS 19 basis)                       31%               31%

EPS before exceptionals                             11.52p            12.83p    +11%

Dividend                                             4.5p              4.65p

Exceptional gains (net)                        (pound)93m         (pound)23m


Sales growth

                              Underlying  Acquisitions  Currency  Reported
                                   %           %           %           %
Orthopaedics                      18           -           3          21
Endoscopy                         11           3           3          17
Advanced Wound Management         11          18           -          29
Rehabilitation                     6           -           4          10
                                  --          --          --          --
Ongoing                           13           6           2          21
                                  ==          ==          ==          ==

Smith & Nephew - maintaining momentum

 . Market growth increasing particularly orthopaedics and advanced wound management

 .  Strong product/technology platform for growth

 .  Key businesses performing strongly

 .  Future growth secured by investment in sales forces and new products

 .  Successful acquisitions strategy to continue

 .  ORATEC brings technology and market leadership in RF

                                  Larry Papasan
                                    President

                           Smith & Nephew Orthopaedics

Highlights of 2001 Performance

 .  Fastest-growing orthopaedic implant company - third straight year

 .  Grew sales at nearly twice the rate of an accelerated market

 .  Gained market share in all core segments

 .  Revitalized core Trauma business

 .  Continued margin improvement

[Graphic]

2001 Global Orthopaedic Market
Competitor Analysis

S&N Served Markets

                      [Pie Chart]

          Stryker                    19%
          DePuy                      19%
          Zimmer                     14%
          Biomet                     11%
          Synthes                     9%
          Smith & Nephew              8%
          Sulzer                      7%
          Other                      13%

Served Market Growth Compared to
Competition (Excluding Spine)
Overall Market Growth 10%

              [Bar Chart]

        Sulzer             0.5%
        Depuy             11.3%
        Stryker           12.5%
        Biomet            14.6%
        Synthes           15.6%
        Zimmer            17.5%
        S&N                 18%

Full-year adjusted for spine.

Growth Market Drivers

 .  Demographics and aging population

 .  Quality of life expectations

 .  New, longer-lasting materials and technologies

 .  Less-invasive procedures

 .  Better informed patients

[Graphic]

Maintaining momentum

 .  Drive core hips, knees and trauma
 .  Develop high-growth segments
 .  Introduce less-invasive, more efficient procedures
 .  Pursue transformational technologies (CAS, Oxinium)
 .  Leverage growth to enhance margins
 .  Continue operational excellence
[Graphic]

                           2002 Product Rollout Plans

Knees

 .  New Products
    .  PS Gen II Oxinium
    .  Macrotextured Profix
       Oxinium
    .  Accuris
       unicompartmental
       knee system

    Market Growth: +12%
    S&N 2001 Growth:
    +26%
    Market Share Gain:

[Graphic]

Hips

 .  New Products
     .  Synergy HA/Porous
     .  CPCS
     .  Continued XLPE
     .  Reflection Roughcoat
     .  Image Porous

     Market Growth: +8%
     S&N 2001 Growth: +20%
     Market Share Gain: +1/2%

[Graphic]

Trauma

 .  New Products
     .  JAX bone graft substitute
     .  Trigen TAN
     .  JetX External Fixator
     .  OrthoGuard AB

     Market Growth: + 9%
     S&N Sales Growth: +12%
     Market Share Gain: +1/2%

[Graphic]

Clinical Therapies

 .  Supartz joint fluid therapy
   J-code reimbursement
   approval

 .  New Products:
     .  Exogen 2000+ non-invasive
        ultrasound therapy
     .  Exogen 3000

 .  Dedicated clinical sales team

[Graphic]

Strong Future Prospects

 . Within an accelerating market, Smith & Nephew continues to expand sales team by 10%+ per year

 . Strong product portfolio in core hip, knee and trauma segments

 . Strong performance in high margin clinical therapies segments such as HA and bone stimulation

 .  New technology acceptance

                                   Ron Sparks
                                    President

                            Smith & Nephew Endoscopy

2001 Review

 .  14% sales growth
 .  Increased arthroscopic repair
   business by 30% - new market
   leader
 .  New products contributed 15% of
   total sales - twice as much as 2000
 .  Continued acceptance of TriVex -
   $8 million current run-rate
 .  Double-digit share in arthroscopic
   shoulder repair
 .  Endoscopic sales, excluding
   arthroscopy, tripled between
   1998-2001

[Graphic]

Future Paradigm of Technologies

                                   [Graphic]

       Integration - Miniaturization - Repair - Wireless - Radiofrequency

Focus 2002

   .    Improving Endoscopy Market Position

        .    ORATEC acquisition

   .    Increased revenue from new techniques

   .    Digital OR - breaking new ground

   .    Expanding leadership in resection

   .    Innovation leadership in repair

ORATEC

 .  RF focus arthroscopic and
   spine segments
 .  Sales of $48 million in 2001
 .  Products leverage unique
   advantage in temperature
   control and feedback
 .  Strong IP
 .  Innovator in tissue shrinkage
   applications

[Pie Chart]
2001 Global Arthroscopy RF Market $122M
Arthrocare        52%      $63M
ORATEC            22%      $27M
Mitek             25%      $30M
Other             2%       $2M

[Graphic]

Minimally Invasive Spine

 .  One of the fastest growing specialties in the endoscopic market
 .  SpineCATH/TM/IntraDiscal
   ElectroThermal Therapy (IDET/TM/)
 .  Controlled heat to modify tissue in
   the disc wall
 .  Direct spine sales force
 .  Clinical studies to drive
   reimbursement

ORA-50 ElectroThermal Spine Generator

SpineCATH/R/ Catheter

ORAflex/TM/ probe with deflectable tip

[Graphic]

Acquisition Synergies


     Technology        -   One of the broadest RF technology
                           portfolios in the world


        Sales          -   Global endoscopy market
                           coverage and capabilities


      Operations       -   Industry leading cost, quality
                           and service


     New Techniques    -   Expanded offering in rapidly
                           growing procedure segments

[graphic]

Technology Synergy

                          Broader Technology Portfolio
                          ----------------------------

                                   [graphic}

                                    Monopolar
                                     Bipolar
                              Electromechanical RF
                                   Coagulation
                                    Shrinkage
                                    Ablation
                               Temperature Control
                                   Generators
                               Probes &Tips Design
                             RF Catheters for Spine
                                     Suction
                                  Foot Control
                                  Hand Control
                                  Voice Control
                                 Central Control


                              Competitive Position
                              --------------------


                  .  Only company to offer RF cutting,
                     ablation, shrinkage and mechanical
                     resection combined in bipolar
                     format

                  .  Only company providing
                     temperature control with feedback

                  .  Broad generator knowledge base

                  .  #1 position in minimally invasive
                     spine procedures

                  .  Complete line of arthroscopic tips

                  .  Able to transfer Catheter capability
                     to new techniques / specialties

                  .  Opportunity to be 1st to market
                     with RF Central & Voice Control

Contribution of New Products to
Total Revenue

                                  [Bar Chart]

                               % of total revenue
                               ------------------


   2000     8%

   2001     15%

   2002     20%


Note: New products launched within last three years

Digital OR

 . An integrated and fully functional operating room suite that will enable hospitals and surgical centers to maximize performance through innovative medical technologies

 .  Centralized and voice control - alliance with Computer Motion

 .  Information and Image Management Solutions

 .  Digital Video (DV) and multi-media network applications

 .  Mounting solutions

 .  Endoscopic equipment.

[Graphic]

Image Management Solutions

Dyonics(R) Vision 635 Digital

OR capture system

 . First to market with broadcast quality mpeg2 video and DICOM compatible images

 . Key element of electronic patient records

 . Launched 4th quarter 2001

 . $50 million market by 2004

 . Project $2.5 million for 2002

[Graphic]

Digital Video Output Camera

Dyonics(R) Vision 325Z DV
Camera System with Digital
Output

 .  First high-performance endoscopic
   camera with digital output for the
   global market

 .  Provides for direct downloading of
   endoscopic images to most
   computer and network systems

 .  Launched 2001

 .  Superior image quality

 .  Real-time video
   output

 .  Nearly $2 million in sales in 2001.
   Projected $4 million in 2002

 .  PAL version to launch Q1 2002

[graphic]

Autoclavable Camera System

Dyonics(R) Vision 337
Autoclavable Camera System

 .  Designed to be the most reliable
   3-chip autoclavable camera in the
   market

 .  Launch Q1 2002

 .  Target market size >$150 million

 .  Project $10 million in revenue
   by end 2002

[Graphic]

ElectroMechanical Resection

Dyonics(R) Series 9000
Resector


 .  Combines bipolar RF with
   traditional blade technology to
   provide simultaneous
   mechanical resection with
   coagulation

    .  Resects smooth tissue

    .  Direct connect to standard
       electrosurgical generators

 .  Creates new market - $50 million
   by 2005

 .  Launch Q1, 2002

 .  Project $2.6 million in sales by end 2002

[Graphic]

Innovation Leadership in Repair

TwinFix/TM/ for the Shoulder


 .  TwinFix/TM/ AB 5.0
 .  Quick T 5.0
    .  TwinFix AB - bioabsorbables have
       become the preferred choice of
       physicians
    .  Quick T provides world's first knotless
       anchoring for the shoulder
 .  Q2 2002 launch dates for both
 .  Collective target markets of $50 million
 . Project collective $2 million in revenue by end 2002.

[Graphic]

2002 Objectives

 .  Continue sales growth momentum

 .  Integrate ORATEC arthroscopy sales - Vulcan(TM)

 .  Enter minimally invasive spine - IDET(TM)

 .  Combine R&D skill base Endoscopy/ORATEC

 .  Global roll-out of ORATEC RF products

 .  Roll-out Digital OR technology

                                 Smith & Nephew
                         First Choice in Medical Devices